                                                                    EXHIBIT 4(a)



[Logo]     Consumer and                     Consommation
           Corporate Affairs Canada         et Corporations Canada


CERTIFICATE OF INCORPORATION                                                            CERTIFICAT DE CONSTITUTION

CANADA BUSINESS                                                                         LOI REGISSANT LES SOCIETES
CORPORATION ACT                                                                      PAR ACTIONS DE REGIME FEDERAL

-------------------------------------------------------------- -------------------------------------------------------
171695 CANADA INC.                                                                    55724-0


-------------------------------------------------------        -------------------------------------------------------
   Name of corporation - Denomination de la societe                  Corporation number - Numero de la societe

I hereby certify that the above-mentioned                       Je certifie par les presentes que la societe
Corporation, the Articles of Incorporation of which             mentionnee ci-haut, don't les statuts constitutifs
are attached, was incorporated under the Canada                 sont joints, a ete constituee en societe en vertu de
Business Corporations Act.                                      la Loi regissant les societes par actions de reegime federal.



                     Le directeur

                                                                       December 22, 1989/le 22 decembre 1989
/s/
   ------------------------------------
               Director - Directeur                                 Date of Incorporation - Date de constitution



[CANADA LOGO]


                                 CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 1
                            ARTICLES OF INCORPORATION

                             -----------------------

1   -    NAME OF CORPORATION

         171695 CANADA INC.

2   -    THE PLACE IN CANADA WHERE THE REGISTERED OFFICE IS TO BE SITUATED

         Montreal Urban Community, Province of Quebec.

3   -    THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION
         IS AUTHORIZED TO ISSUE

         Unlimited number of common shares;
         Unlimited number of class A preferred shares; and Unlimited number of class B preferred shares.

I. The common shares and the class A preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

         (a) The holders of the common shares and the holders of class A preferred shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation and each common share and class A preferred share shall confer the right to one (1) vote in person or by proxy at all meetings of shareholders of the Corporation.

         (b) Provided that there are no class B preferred shares of the Corporation issued and outstanding, the holders of the class A preferred. shares shall, in each year, in the discretion of the directors but always in preference and priority to any payment of dividends on the common shares for such year, be entitled to non-cumulative dividends at a rate of up to a maximum of 12% per annum, determined in the discretion of the directors, on the amount which was received by the Corporation upon the issuance of each such share as recorded in the stated capital account maintained for such class of shares which may be paid in money or property or by issuing fully paid shares of the Corporation as the directors may from time to time determine. If, in any year after providing for the full dividend on the class A preferred shares determined in the discretion of the directors as aforesaid, there shall remain any profits or surplus available for dividends, provided there are no class B preferred shares of the Corporation issued and outstanding at such time, such profits or surplus, or any part thereof, may, in the discretion of the directors, be applied to dividends on the common shares.

         (c) The class A preferred shares shall rank, both as regard dividends and return of capital, in priority to the common shares of the Corporation but after the class B preferred shares and shall not confer any further right to participate in profits or assets.

         (d) Provided all of the issued and outstanding class B preferred shares of the Corporation have been redeemed as set forth in paragraph II. (d) hereof, the Corporation may redeem the whole or any part of the class A preferred shares outstanding on payment for each share to be redeemed of an amount equal to the consideration received by the Corporation upon the issuance of each such share as recorded in the stated capital account maintained for such class of shares together with all dividends declared thereon and unpaid; in case a part only of the then outstanding class A preferred shares is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or, if the directors so determine, may be redeemed pro rata, disregarding fractions, and the directors may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; not less than thirty
                  (30) days' notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed to the last known address of each such holder, specifying the date and place or places of redemption; if notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem the shares be deposited with any trust company or chartered bank in Canada as specified in the notice on or before the date fixed for redemption, dividends on the class A preferred shares to be redeemed shall cease after the date so fixed for redemption, and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited; after the redemption price of such shares has been deposited with any trust company or chartered bank in Canada, as aforesaid, notice shall be given to the holders of any class A preferred shares called for redemption who have failed to present the certificates representing such shares, within two (2) months of the date specified for redemption, that the money has been so deposited and may be obtained by the holders of the said class A preferred shares upon presentation of the certificates representing such shares called for redemption at the said trust company or chartered bank.

         (e) Upon a redemption of class A preferred shares as set out in paragraph I. (d) hereof, the Corporation shall deduct from the stated capital account maintained for the class A preferred shares an amount equal to the result obtained by multiplying the stated capital account of the class A preferred shares by the number of such shares which have been redeemed, divided by the number of class A preferred shares which have been issued and are outstanding immediately before such redemption.

         (f) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the class A preferred shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of the common shares, but after distribution to the holders of the class B preferred shares, for each class A preferred share, an amount equal to the consideration received by the Corporation upon the issuance of each such share as recorded in the stated capital account maintained for such class of shares and any dividends declared thereon and unpaid and no more.

II. The class B preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

         (a) The holders of the class B preferred shares shall not, as such, have any voting rights for the election of directors or for any other purpose (except where the holders of such class B preferred shares are entitled to vote separately as a class as provided in the Canada Business Corporations Act), nor shall they be entitled to receive notice of or to attend shareholders meetings.

         (b) The holders of the class B preferred shares shall, in each year, in the discretion of the directors, be entitled to a non-cumulative dividend at the rate of 12% per annum on the amount which was received by the Corporation upon the issuance of each such share as recorded in the stated capital account maintained for such class of shares which may be paid in money or property or by issuing fully paid shares of the Corporation as the directors may from time to time determine. No profit or surplus available for dividends after the provision for payment of the full dividend on the class B preferred shares shall be applied to dividends on the class A preferred shares or the common shares so long as any of the class B preferred shares remain issued and outstanding.

         (c) The class B preferred shares shall rank, both as regard dividends and return of capital, in priority to all other shares of the Corporation but shall not confer any further right to participate in profits or assets.

         (d) The. Corporation may redeem the whole or any part of the class B preferred shares outstanding on payment for each share to be redeemed of an amount equal to the consideration received by the Corporation upon the issuance of each such share as recorded in the stated capital account maintained for such class of shares together with an amount equal to all dividends declared thereon and unpaid; in case a part only of the then outstanding class B preferred shares is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or, if the directors so determine, may be redeemed pro rata, disregarding fractions, and the directors may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; not less than thirty (30) days,' notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed to the last known address of each such holder, specifying the date and place or places of redemption; if notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem the shares be deposited with' any trust company or chartered bank in Canada as specified in the notice on or before the date fixed for redemption, dividends on the class B preferred shares to be redeemed shall cease after the date so fixed for redemption, and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited; after the redemption price of such shares has been deposited with any trust company or chartered bank in Canada, as aforesaid, notice shall be given to the holders of any class B preferred shares called for redemption who have failed to present the certificates representing such shares, within two (2) months of the date specified for redemption, that the money has been so deposited and may be obtained by the holders of the said class B preferred shares upon presentation of the certificates representing such shares called for redemption at the said trust company or chartered bank.

         (e) Upon a redemption of class B preferred shares as set out in paragraph II. (d) hereof, the Corporation shall deduct from the stated capital account maintained for the class B preferred shares an amount equal to the result obtained by multiplying the stated capital account of the class B preferred shares by the number of such shares which have been redeemed, divided by the number of class B preferred shares which have been issued and are outstanding immediately before such redemption.

         (f) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the class B preferred shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other shares, for each class B preferred share, an amount equal to the consideration received by the Corporation upon the issuance of each such share as recorded in the stated capital account maintained for such class of shares and any dividends declared thereon and unpaid as of the date of such distribution and no more.

4   -    RESTRICTIONS IF ANY ON SHARE TRANSFERS

         No share in the share capital of the Corporation shall be transferred nor assigned without the approval of the directors certified by a resolution of the board of directors. Approval of such transfer or assignment of shares may be given as above, after the said transfer or assignment has been recorded in the books of the Corporation, in which case, unless the said resolution otherwise provides, the said transfer or assignment shall be valid and shall have effect as at the date it has been recorded in the books of the Corporation.

5   -    NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

         A minimum of one (1) and a maximum of seven (7).

6   -    RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON

         None.

7   -    OTHER PROVISIONS IF ANY

         (1) the number of the shareholders of the Corporation is limited to fifty (50) exclusive of present or former employees of the Corporation or of a subsidiary of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder;

         (2) any distribution of securities to the public or invitation for the subscription or the distribution of an instrument or security issued by the Corporation is prohibited; and

         (3)      the directors of the Corporation may, when deemed expedient:

                  (a)      borrow money upon the credit of the Corporation;

                  (b) issue debentures or other securities of the Corporation, and pledge or sell the same for such sums and at such prices as may be deemed expedient;

                  (c) notwithstanding the provisions of the Civil Code, hypothecate, mortgage or pledge the moveable or immoveable property, present or future, of the Corporation, to secure any such debentures, or other securities, or give part only of such guarantee for such purposes; and constitute the hypothec, mortgage or pledge above mentioned, by trust deed, in accordance with sections 28 and 29 of the Special Corporate Powers Act (chapter P-16), or in any other manner; and

                  (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any moveable or personal, immoveable or real or other property of the

                           Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

         The directors may, by resolution or by-law, provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the resolution or by-law, as the case may be.

8   -    INCORPORATORS

          NAME ADDRESS

          Kathryn MacDougall                      1155 Rene-Levesque Blvd.
                                                  West
                                                  Suite 3900
                                                  Montreal, Quebec
                                                  H3B 3V2

Signature

----------------------------------------
Kathryn MacDougal

--------------------------------------------------------------------------------
                                 FOR DEPARTMENTAL USE ONLY

Corporation No.                                          Filed DEC 27 1989

[LOGO]     Consumer and                     Consommation
           Corporate Affairs Canada         et Corporations Canada


CERTIFICATE OF AMENDMENT                                                                CERTIFICAT DE MODIFICATION

CANADA BUSINESS                                                                         LOI REGISSANT LES SOCIETES
CORPORATION ACT                                                                      PAR ACTIONS DE REGIME FEDERAL

------------------------------------------------------------- --------------------------------------------------------
INTERTAPE POLYMER GROUP, INC.                                                        255724-0
LE GROUPE INTERTAPE POLYMER INC.
Name of Corporation - Denomination de la societe                                  Number--Numero


I hereby certify that the Articles of the                      Je certifie par les presentes que les statuts de la
above-mentioned Corporation were amended                       societe mentionnee ci-haut ont ete modifies

(a)  under Section 13 of the Canada Business             [ ]   (a) en vertu de l'article 13 de la Loi regissant les
     Corporations Act in accordance with the                       societes par actions de regime federal
     attached notice;                                              conformement a l'avis ci-joint;

(b)  under Section 27 of the Canada Business             [ ]   (b) en vertu de l'article 27 de la Loi regissant les
     corporations Act as set out in the attached                   societes par actions de regime federal tel
     Articles of Amendment designating a series of                 qu'indique dans les clauses modificatrices
     shares;                                                       ci-jointes
     designant une serie d'actions;

(c)  under Section 177 of the Canada Business            [X]   (c) en vertu de l'article 177 de la Loi regissant les
     Corporations Act as set out in the attached                   societes par actions de regime federal tel
     Articles of Amendment;                                        qu'indique dans les clauses modificatrices ci-jointes;

(d)  under Section 191 of the Canada Business            [ ]   (d) en vertu de l'article 191 de la Loi regissant les
     Corporations Act as set out in the attached                   societes par actions de regime federal tel
     Articles of Reorganization;                                   qu'indique dans les clauses de reorganization ci-jointes;

(e)  under Section 192 of the Canada Business            [ ]   (e) en vertu de l'article 192 de la Loi regissant les
     Corporations Act as set out in the attached                   societes par actions de regime federal tel
     Articles of Arrangement.                                      qu'indique dans les clauses d'arrangement
                                                                   cijointes.


                   Le directeur

                                                                        October 8, 1991/le 8 octobre 1991
      /s/
         --------------------------------------
                                                                    Date of Amendment - date de la modification
                     Director


[CANADA LOGO]

                                 CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 4
                              ARTICLES OF AMENDMENT

                            ------------------------

1    -   NAME OF CORPORATION

         171695 CANADA INC.

2    -   CORPORATION NO.

         255724-0

3    -   THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

         Section 1 of the articles of incorporation be and is hereby deleted and replaced by the following:

                  1    -   Name of Corporation

                           INTERTAPE POLYMER GROUP INC.
                           LE GROUPE INTERTAPE POLYMER INC.

DATE                                                 SIGNATURE

October 8, 1991
                                                     -------------------------
                                                     Michael L. Richards

DESCRIPTION OF OFFICE

Director

[LOGO]     Consumer and                     Consommation
           Corporate Affairs Canada         et Corporations Canada


CERTIFICATE OF AMENDMENT                                                                CERTIFICAT DE MODIFICATION

CANADA BUSINESS                                                                         LOI REGISSANT LES SOCIETES
CORPORATION ACT                                                                      PAR ACTIONS DE REGIME FEDERAL

------------------------------------------------------------- --------------------------------------------------------
INTERTAPE POLYMER GROUP, INC.                                                        255724-0
LE GROUPE INTERTAPE POLYMER INC.
Name of Corporation - Denomination de la societe                                  Number--Numero


I hereby certify that the Articles of the                      Je certifie par les presentes que les statuts de la
above-mentioned Corporation were amended                       societe mentionnee ci-haut ont ete modifies

(a)  under Section 13 of the Canada Business           [ ]     (a) en vertu de l'article 13 de la Loi regissant les
     Corporations Act in accordance with the                       societes par actions de regime federal
     attached notice;                                              conformement a l'avis ci-joint;

(b)  under Section 27 of the Canada Business           [ ]     (b) en vertu de l'article 27 de la Loi regissant les
     corporations Act as set out in the attached                   societes par actions de regime federal tel
     Articles of Amendment designating a series of                 qu'indique dans les clauses modificatrices
     shares;                                                       ci-jointes
     designant une serie d'actions;

(c)  under Section 177 of the Canada Business          [X]     (c) en vertu de l'article 177 de la Loi regissant les
     Corporations Act as set out in the attached                   societes par actions de regime federal tel
     Articles of Amendment;                                        qu'indique dans les clauses modificatrices ci-jointes;

(d)  under Section 191 of the Canada Business          [ ]     (d) en vertu de l'article 191 de la Loi regissant les
     Corporations Act as set out in the attached                   societes par actions de regime federal tel
     Articles of Reorganization;                                   qu'indique dans les clauses de reorganization ci-jointes;

(e)  under Section 192 of the Canada Business          [ ]     (e) en vertu de l'article 192 de la Loi regissant les
     Corporations Act as set out in the attached                   societes par actions de regime federal tel
     Articles of Arrangement.                                      qu'indique dans les clauses d'arrangement
                                                                   cijointes.


                   Le directeur

                                                                        October 31, 1991/le 31 octobre 1991
      /s/
         --------------------------------------
                                                                    Date of Amendment - date de la modification
                     Director


[CANADA LOGO]

                                 CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 4
                              ARTICLES OF AMENDMENT

                            ------------------------

1    -   NAME OF CORPORATION

         INTERTAPE POLYMER GROUP INC.
         LE GROUPE INTERTAPE POLYMER INC.

2    -   CORPORATION NO.

         255724-0

3    -   THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

         A. Section 3 of the articles of incorporation is hereby deleted and replaced by the following:

                  3    -   THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT
                           THE CORPORATION IS AUTHORIZED TO ISSUE

                  Unlimited number of common shares; and
                  Unlimited number of class A preferred shares, issuable in series.

                  I. The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

                  (a) Each common share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation.

                  (b) The holders of the common shares shall be entitled to receive during each year, as and when declared by the board of directors, dividends payable in money, property or by the issue of fully paid shares of the capital of the Corporation.

                  (c) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the common shares shall be entitled to receive the remaining property of the Corporation.

                  II. The class A preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

                  (a) The directors of the Corporation may at any time and from time to time, issue the class A preferred shares in one (1) or more series, each series to consist of such number of shares as may, before issuance thereof, be determined by the directors;

                  (b) The directors of the Corporation may (subject as hereinafter provided) from time to time fix, before issuance, the designation, rights, restrictions, conditions and limitations to attach to the class A preferred shares of each series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of preferential dividends, whether cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption, the rights of retraction, if any, vested in the holders of class A preferred shares of such series, and the prices and the other terms and conditions of any rights of retraction, and whether any additional rights of retraction may be vested in such holders in the future, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the class A preferred shares of such series, the whole subject to the issue by the Director, Corporations Branch, of the Department of Consumer and Corporate Affairs, of a certificate of amendment in respect of articles of amendment in the prescribed form to designate a series of shares;

                  (c) The class A preferred shares shall be entitled to preference over the common shares of the Corporation and any other shares of the Corporation ranking junior to the class A preferred shares with respect to the payment of dividends, and may also be given such other preferences over the common shares of the corporation and any other shares of the Corporation ranking junior to the class A preferred shares, as may be fixed by the directors of the Corporation, as to the respective series authorized to be issued;

                  (d) The class A preferred shares of each series shall rank on a parity with the class A preferred shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary;

                  (e) In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the class A preferred shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the common shares or any other shares of the Corporation ranking junior to the class A preferred shares, be entitled to receive (i) an amount equal to the amount paid-up on such shares together with, in the case of cumulative class A preferred shares, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid-up to and including the date of distribution) and, in the case of non-cumulative class A preferred shares, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said class A preferred shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said class A preferred shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said class A preferred shares respectively;

                  (f) No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the class A preferred shares, unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of class A preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the class A preferred shares, nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the class A preferred shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the class A preferred shares, unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the class A preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment;

                  (g) The class A preferred shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the class A preferred shares of such series as set forth in the resolution of the board of directors of the Corporation and certificate of amendment relating to such series; and

                  (h) The provisions of paragraph II. (a) to (g), inclusive, and of the articles of amendment referred to in paragraph II. (b) hereof and of this paragraph
                           (h) may be deleted or varied in whole or in part by a certificate of amendment, but only with the prior approval of the holders of the class A preferred shares, given as hereinafter specified, in addition to any other approval required by the Canada Business Corporations Act (or any other statutory provision of the like or similar effect, from time to time in force). The approval of the holders of the class A preferred shares with respect to any and all matters .hereinbefore referred to, may be given by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the class A preferred shares duly called for that purpose and held upon at least twenty-one (21) days notice at which the holders of a majority of the outstanding class A preferred shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding class A preferred shares are not present or represented by proxy within thirty (30) minutes after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than thirty (30) days later and to such time and place as may be appointed by the chairman and not less than twenty-one (21) days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of class A preferred shares, present or represented by proxy, may transact the business for which the meeting was originally called and a resolution passed thereat by not less that two-thirds (2/3) of the votes cast at such adjourned meeting, shall constitute the authorization of the holders of the class A preferred shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting, every holder of class A preferred shares shall be entitled to one (1) vote in respect of each class A preferred share held.

         B. Section 4 of the articles of incorporation be and is hereby deleted and replaced by the following:

                  4   -    RESTRICTIONS IF ANY ON SHARE TRANSFERS

                  None.

         C. Section 5 of the articles of incorporation be and is hereby deleted and replaced by the following:

                  5     -  NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

                           A minimum number of three (3) and a maximum number of eleven (11).

         D. Section 7 of the articles of incorporation be and is hereby deleted and replaced by the following:

                  7    -   OTHER PROVISIONS IF ANY

                           The directors of the Corporation may, when deemed expedient:

                  (a)      borrow money upon the credit of the corporation;

                  (b) issue debentures or other securities of the Corporation, and pledge or sell the same for such sums and at such prices as may be deemed expedient;

                  (c) notwithstanding the provisions of the Civil Code, hypothecate, mortgage or pledge the moveable or immoveable property, present or future, of the Corporation, to secure any such debentures, or other securities, or give part only of such guarantee for such purposes; and constitute the hypothec, mortgage or pledge above mentioned, by trust deed, in accordance with sections 28 and 29 of the Special Corporate Powers Act (chapter P16), or in any other manner; and

                  (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any moveable or personal, immoveable or real or other property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

                  The directors may, by resolution or by-law, provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the resolution or by-law, as the case may be.

         E. By the consolidation of the issued and outstanding common shares on a basis of 1 currently outstanding common share for .75 common share.

                  No fractional shares shall be issued upon the consolidation. Where the consolidation would otherwise result in the shareholder receiving a fraction of a share, the holder of a fractional interest of less than one-half of a share shall not be entitled to receive any compensation therefor and such fractional interest shall be cancelled. The holder of a fractional interest equal to or greater than one-half of a share shall receive a whole share in respect of such fractional interest without further payment being required therefor. For purposes hereof, all shares held by way of different share certificates by the same holder of record shall be considered in the aggregate.

DATE                                                 SIGNATURE

October 31, 1991
                                                     -------------------------
                                                     Michael L. Richards

DESCRIPTION OF OFFICE                                             NOV - 1 1991

Director

[LOGO]     Consumer and                     Consommation
           Corporate Affairs Canada         et Corporations Canada



CERTIFICATE OF AMENDMENT                                                                      CERTIFICAT DE FUSION

CANADA BUSINESS                                                                         LOI REGISSANT LES SOCIETES
CORPORATION ACT                                                                      PAR ACTIONS DE REGIME FEDERAL

-------------------------------------------------------------- -------------------------------------------------------

INTERTAPE POLYMER GROUP INC.
LE GROUPE INTERTAPE POLYMER INC.                                                      295104-5


-------------------------------------------------------        -------------------------------------------------------
   Name of corporation - Denomination de la societe                  Corporation number - Numero de la societe

I hereby certify that the above-named corporation              Je certifie que la societe susmentionnee est
issue resulted from an amalgamation, under section 185 of      d'une fusion, en vertu de l'article 185 de la LOI
the CANADA BUSINESS CORPORATIONS ACT, of the                   REGISSANT LES SOCIETES PAR ACTIONS DE REGIME FEDERAL,
corporations set out in the attached articles of               des societes don't les denominations apparaissent
amalgamation.                                                  dans les statuts de fusion ci-joints.

/s/
   ------------------------------------                                   August 31, 1993/le 31 aout 1993
                 Director - Directeur                                  Date of Amalgamation - Date de fusion
------------------------------------------------------- ------ -------------------------------------------------------

[CANADA LOGO]

                                 CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 9
                            ARTICLES OF AMALGAMATION
                                  (SECTION 185)

                             ----------------------


1   -    NAME OF AMALGAMATED CORPORATION

         INTERTAPE POLYMER GROUP INC.
         LE GROUPE INTERTAPE POLYMER INC.

2   -    THE PLACE WITHIN CANADA WHERE THE REGISTERED OFFICE IS TO BE SITUATED

         Metropolitan Region of Montreal, Province of Quebec

3   -    THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
         AUTHORIZED TO ISSUE

         Unlimited number of common shares; and
         Unlimited number of Class A preferred shares, issuable in series.

I. The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

         (a) Each common share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation.

         (b) The holders of the common shares shall be entitled to receive during each year, as and when declared by the board of directors, dividends payable in money, property or by the issue of fully paid shares of the capital of the Corporation.

         (c) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the common shares shall be entitled to receive the remaining property of the Corporation.

II. The Class A preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

         (a) The directors of the Corporation may at any time and from time to time, issue the class A preferred shares in one (1) or more series, each series to consist of such number of shares as may, before issuance thereof, be determined by the directors;

         (b) The directors of the Corporation may (subject as hereinafter provided) from time to time fix, before issuance, the designation, rights, restrictions, conditions and limitations to attach to the class A preferred shares of each series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of preferential dividends, whether cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption, the rights of retraction, if any, vested in the holders of class A preferred shares of such series, and the prices and the other terms and conditions of any rights of retraction, and whether any additional rights of retraction may be vested in such holders in the future, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the class A preferred shares of such series, the whole subject to the issue by the Director, Corporations Branch, of the Department of Consumer and Corporate Affairs, of a certificate of amendment in respect of articles of amendment in the prescribed form to designate a series of shares;

         (c) The class A preferred shares shall be entitled to preference over the common shares of the Corporation and any other shares of the Corporation ranking junior to the class A preferred shares with respect to the payment of dividends, and may also be given such other preferences over the common shares of the Corporation and any other shares of the Corporation ranking junior to the class A preferred shares, as may be fixed by the directors of the Corporation, as to the respective series authorized to be issued;

         (d) The class A preferred shares of each series shall rank on a parity with the class A preferred shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary;

         (e) In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the class A preferred shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the common shares or any other shares of the Corporation ranking junior to the class A preferred shares, be entitled to receive
                  (i) an amount equal to the amount paid-up on such shares together with, in the case of cumulative class A preferred shares, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid-up to and including the date of distribution) and, in the case of non-cumulative class A preferred shares, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said class A preferred shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said class A preferred shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said class A preferred shares respectively;

         (f) No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the class A preferred shares, unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of class A preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the class A preferred shares, nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the class A preferred shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the class A preferred shares, unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the class A preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment;

         (g) The class A preferred shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the class A preferred shares of such series as set forth in the resolution of the board of directors of the Corporation and certificate of amendment relating to such series; and

         (h) The provisions of paragraph II. (a) to (g), inclusive, and of the articles of amendment referred to in paragraph II. (b) hereof and of this paragraph (h) may be deleted or varied in whole or in part by a certificate of amendment, but only with the prior approval of the holders of the class A preferred shares, given as hereinafter specified, in addition to any other approval required by the Canada Business Corporations Act (or any other statutory provision of the like or similar effect, from time to time in force). The approval of the holders of the class A preferred shares with respect to any and all matters hereinbefore referred to, may be given by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the class A preferred shares duly called for that purpose and held upon at least twenty-one (21) days notice at which the holders of a majority of the outstanding class A preferred shares are present or represented by proxy. If at any such meeting the holders of a majority of -the outstanding class A preferred shares are not- present or represented by proxy within thirty (30) minutes after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than thirty (30) days later and to such time and place as may be appointed by the chairman and not less than twenty-one (21) days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of class A preferred shares, present or represented by proxy, may transact the business for which the meeting was originally called and a resolution passed thereat by not less then two-thirds (2/3) of the votes cast at such adjourned meeting, shall constitute the authorization of the holders of the class A preferred shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting, every holder of class A preferred shares shall be entitled to one
                  (1) vote in respect of each class A preferred share held.

4   -    RESTRICTIONS IT ANY ON SHARE TRANSFERS

         None.

5   -    NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

         A minimum number of three (3) and a maximum number of eleven (11).

6   -    RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON

         None.

7   -    OTHER PROVISIONS IT ANY

(1)      The directors of the Corporation may, when deemed expedient:

         (a)      borrow money upon the credit of the Corporation;

         (b) issue debentures or other securities of the Corporation, and pledge or sell the same for such sums and at such prices a-s may be deemed expedient;

         (c) notwithstanding the provisions of the Civil Code, hypothecate, mortgage or pledge the moveable or immoveable property, present or future, of the Corporation, to secure any such debentures, or other securities, or give part only of such guarantee for such purposes; and constitute the hypothec, mortgage or pledge above mentioned, by trust deed, in accordance with sections 28 and 29 of the Special Corporate Powers Act (chapter P-16), or in any other manner; and

         (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any moveable or personal, immoveable or real or other property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

The directors may, by resolution or by-law, provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the resolution or by-law, as the case may be.

   (2) the share capital of INTERTAPE POLYMER GROUP INC. - LE GROUPS INTERTAPE POLYMER INC. and EBAC HOLDINGS INC. - PLACEMENTS EBAC INC. shall be converted into the share capital of the amalgamated corporation; and

         (a) six million nine hundred and twenty thousand five hundred and ninety-seven (6,920,597) issued and fully paid common shares of the capital of INTERTAPE POLYMER GROUP INC. - LE GROUPS INTERTAPE POLYMER INC. held by shareholders other than EBAC HOLDINGS INC. - PLACEMENTS EBAC INC. shall be converted share for share into six million nine hundred and twenty thousand five hundred and ninety-seven (6,920,597) issued and fully paid common shares of the amalgamated corporation; and

         (b) the three million two hundred and thirty-one thousand four hundred and twenty-one (3,231,421) issued and fully paid common shares of the capital of INTERTAPE POLYMER GROUP INC. - LE GROUPS INTERTAPE POLYMER INC. held by EBAC HOLDINGS INC. -PLACEMENTS EBAC INC. shall be cancelled without any repayment of capital in respect thereof.

         (c) the three million two hundred and thirty-one thousand four hundred and twenty-one (3,231,421) issued and fully paid common shares of the capital of EBAC HOLDINGS INC. - PLACEMENTS EBAC INC. shall be converted share for share into three million two hundred and thirty-one thousand four hundred and twenty-one (3,231,421) issued and fully paid common shares of the amalgamated corporation.

8   -    THE AMALGAMATION AGREEMENT HAS BEEN APPROVED BY SPECIAL RESOLUTIONS OF
         SHAREHOLDERS OF THE AMALGAMATING CORPORATIONS LISTED IN ITEM 10 BELOW IN ACCORDANCE WITH SECTION 183 OF THE CANADA BUSINESS CORPORATIONS ACT.

9   -    NAME OF THE AMALGAMATING CORPORATION THE BY-LAWS OF WHICH ARE TO BE THE
         BY-LAWS OF THE AMALGAMATED CORPORATION.

         INTERTAPE POLYMER GROUP INC. -
         LE GROUPE INTERTAPE POLYMER INC.

10   -   NAME OF AMALGAMATING CORPORATIONS

         (a)      INTERTAPE POLYMER GROUP INC.-
                  LE GROUPE INTERTAPE POLYMER INC.

         (b)      EBAC HOLDINGS INC.
                  PLACEMENTS EBAC INC.

         Corporation Nos.
         (a)      255724-0
         (b)      291488-3

DATE:    AUGUST 30, 1993                   (A)      SIGNATURE


                                           ---------------------------------
                                                    Melbourne F. Yull
                                                    Director, President and
                                                    Chief Executive Officer

DESCRIPTION OF OFFICE

DATE:    AUGUST 30, 1993                   (B)      SIGNATURE


                                           ---------------------------------
                                                    Christopher J. Winn
                                                    Director

DESCRIPTION OF OFFICE

-------------------------------------------------------------------------------

                            FOR DEPARTMENTAL USE ONLY

CORPORATION NO.                                      FILED SEP 1 1993

[LOGO]     Industry Canada                  Industrie Canada

MIADOCS 447234v1

CERTIFICATE OF AMENDMENT                                                                CERTIFICAT DE MODIFICATION

CANADA BUSINESS                                                                                LOI CANADIENNE SUR
CORPORATION ACT                                                                           LES SOCIETES PAR ACTIONS
------------------------------------------------------------- --------------------------------------------------------
INTERTAPE POLYMER GROUP, INC.                                                        295104-5
LE GROUPE INTERTAPE POLYMER INC.



----------------------------------------                           --------------------------------------------
Name of Corporation - Denomination de la societe                     Corporation number-- Numero de la societe


I hereby certify that the articles of the                          Je certifie que les statuts de la societe
above-named corporation were amended                               susmentionnee ont ete modifies:

(a)  under Section 13 of the CANADA BUSINESS                [ ]   (a) en vertu de l'article 13 de la LOI REGISSANT
     CORPORATIONS ACT in accordance with the                          CANADIENNE SUR LES SOCIETES PAR ACTIONS,
     attached notice;                                                 conformement a l'avis ci-joint;

(b)  under Section 27 of the CANADA BUSINESS                [ ]   (b) en vertu de l'article 27 de la LOI REGISSANT
     CORPORATIONS ACT as set out in the attached                      CANADIENNE SUR LES SOCIETES PAR ACTIONS, tel
     articles of amendment designating a series of                    qu'il est indique dans les clauses modificatrices
     shares;                                                          ci-jointes designant une serie d'actions;

(c)  under Section 179 of the CANADA BUSINESS               [X]   (c) en vertu de l'article 177 de la LOI REGISSANT
     CORPORATIONS ACT as set out in the attached                      CANADIENNE SUR LES SOCIETES PAR ACTIONS, tel
     articles of amendment; designating a series                      qu'il est indique dans les clauses modificatrices
     of shares;                                                       ci-jointes;

(d)  under Section 191 of the CANADA BUSINESS               [ ]   (d) en vertu de l'article 191 de la LOI REGISSANT
     CORPORATIONS ACT as set out in the attached                      CANADIENNE SUR LES SOCIETES PAR ACTIONS, tel
     articles of reorganization;                                      qu'il est indique dans les clauses de
                                                                      reorganization ci-jointes.;



                                                                            May 22, 1996/le 22 mai 1996
      /s/
      --------------------------------------
                                                                    Date of Amendment - date de la modification
               Director -- Directeur


[CANADA LOGO]

                                 CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 4
                              ARTICLES OF AMENDMENT
                               (SECTION 27 OR 177)

1 -      NAME OF CORPORATION

         Intertape Polymer Group Inc.
         Le Groupe Intertape Polymer Inc.

2 -      CORPORATION NO.

         295104-5

3 -      THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

         The Articles of Amalgamation dated August 31, 1993 are hereby amended by adding the following:

                  Effective at the close of business on June 4, 1996, the issued and outstanding common shares shall be subdivided on a two-for-one basis.

Date                                              Signature

May 22, 1996                                      -------------------------
                                                  Andrew M. Archibald, C.A.

Title

Vice President Finance and Administration,
Chief Financial Officer and Secretary

-------------------------------------------------------------------------------

                                FOR DEPARTMENTAL USE ONLY


                    Filed               May  23 1996